As filed with the Securities and Exchange Commission on March 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	7550 Meridian Circle N., Suite 150 Maple Grove, MN 55369	41-1681094
(State or other jurisdiction of	(Address of principal executive offices)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

NORTECH SYSTEMS INCORPORATED 2017 STOCK INCENTIVE PLAN

(Full title of the Plan)

Richard G. Wasielewski

Chief Executive Officer

Nortech Systems Incorporated

7550 Meridian Circle N., Suite 150

Maple Grove, MN   55369

 (Name and address of agent for service)

(952) 345-2244

(Telephone number, including area code, of agent for service)

Copies to:

Martin R. Rosenbaum, Esq.

Maslon LLP

3300 Wells Fargo Center, 90 South 7th Street

Minneapolis, Minnesota  55402

Telephone: (612) 672-8200

Facsimile:  (612) 672-8397

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non- Accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	350,000	$3.645	$1,275,750	$158.83

(1)         Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)         Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sales price of the registrant’s common stock on March 23, 2018, as reported on Nasdaq.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the U.S. Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)         The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 27, 2018;

(b)         Current Reports on Form 8-K filed on January 8, 2018, January 12, 2018 and February 27, 2018; and

(c)          The description of our common stock contained in our Registration Statement on Form S-1/A, Registration No.333-00888, filed July 16, 1996, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Minnesota. Unless stated otherwise in the articles of incorporation or bylaws, Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of his or her former or present official capacity with the corporation, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

•                                         has not been indemnified by another organization or employee benefit plan for the same liabilities incurred by the person in connection with the proceedings with respect to the same acts of omissions;

•                                         acted in good faith;

•                                         received no improper benefit and, in the case of any director conflict of interest, applicable statutory procedures has been followed;

•                                         in the case of a criminal proceeding, had no reason to believe the conduct was unlawful; and

•                                         in the case of acts or omissions occurring in such person’s official capacity as a director, officer or employee, the person reasonably believed that the conduct was in the best interests of the corporation, or at least not opposed to the best interests of the corporation depending on the capacity in which that person is serving.

In addition, the MBCA states that a person made or threatened to be made a party to a proceeding (as described above), is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney’s fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (1) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in MBCA Section 302A.521 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that such criteria for indemnification have not been satisfied and (2) if, after a determination of the facts then known to those making the determination, such facts would not preclude indemnification under the statute. Although the applicability of this provision may be limited by a corporation’s articles of incorporation or bylaws, the registrant’s articles and bylaws do not provide for such a limitation.

Article 9 of the registrant’s articles of incorporation state that a director shall have no personal liability to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except as otherwise required by law. Although these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Furthermore, the MBCA provides that the articles of incorporation of a corporation cannot eliminate or limit director’s liability for:

•                                         any breach of the director’s duty of loyalty to the corporation or shareholders;

•                                         acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                                         any transaction from which the director derived an improper personal benefit; or

•                                         any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability became effective.

The above discussion of the registrant’s articles of incorporation and bylaws and of the MBCA is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and statute.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description
4.1	Nortech Systems Incorporated 2017 Stock Incentive Plan (filed herewith)
5.1	Opinion of Maslon LLP as to the legality of the securities being registered (filed herewith)
23.1	Consent of RSM US LLP (filed herewith)
23.2	Consent of Baker Tilly Virchow Krause LLP (filed herewith)
23.3	Consent of Maslon LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit	Description
4.1	Nortech Systems Incorporated 2017 Stock Incentive Plan
5.1	Opinion of Maslon LLP as to the legality of the securities being registered
23.1	Consent of RSM US LLP
23.2	Consent of Baker Tilly Virchow Krause LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Grove, State of Minnesota, on the 27th day of March, 2018.

NORTECH SYSTEMS INCORPORATED

By:	/s/ Richard G. Wasielewski
Richard G. Wasielewski
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard G. Wasielewski as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 27th day of March, 2018, by the following persons in the capacities indicated.

Name	Title

/s/ Richard G. Wasielewski	President and Chief Executive Officer (Principal Executive Officer) and Director
Richard G. Wasielewski

/s/ Constance Beck	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Constance Beck

/s/ Kathleen P. Iverson	Director
Kathleen P. Iverson

/s/ Michael J. Kennedy	Director
Michael J. Kennedy

/s/ David B. Kunin	Director
David B. Kunin

/s/ Kenneth D. Larson	Director
Kenneth D. Larson

/s/ Ryan P. McManus	Director
Ryan P. McManus

/s/ William V. Murray	Director
William V. Murray

/s/ Richard W. Perkins	Director
Richard W. Perkins